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                                                                      EXHIBIT 16


(HAZLETT, LEWIS & BIETER, PLLC LOGO)




September 1, 2005




Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Mountain National Bancshares, Inc.'s statements included under Item
4.01 of its Form 8-K filed on September 1, 2005, and we agree with such statements concerning our firm.


Very truly yours,

/s/ Hazlett, Lewis & Bieter, PLLC

HAZLETT, LEWIS & BIETER, PLLC



cc: Mr. Jeff Monson
    Audit Committee Chairman
    Mountain National Bancshares, Inc.